UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2015

Commission File Number: 333-141703-02	Commission File Number: 000-23108	Commission File Number: 033-54804

DISCOVER CARD EXECUTION NOTE TRUST	DISCOVER CARD MASTER TRUST I	DISCOVER BANK
(Exact name of the issuing entity in respect of the Notes as specified in its charter)	(Exact name of the issuing entity in respect of the Series 2007-CC Collateral Certificate)	(Exact name of the sponsor and depositor as specified in its charter)

Delaware	Delaware	Delaware
(State or jurisdiction of incorporation or organization of the issuing entity)	(State or jurisdiction of incorporation or organization of the issuing entity)	(State or jurisdiction of incorporation or organization of the sponsor and depositor)

c/o Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, Delaware 19890-0001	c/o Discover Bank 12 Read’s Way New Castle, Delaware 19720	12 Read’s Way New Castle, Delaware 19720
(Address of principal executive offices of the issuing entity)	(Address of principal executive offices of the issuing entity)	(Address of principal executive offices of the sponsor and depositor)

51-0020270

(IRS Employer Identification No. of the sponsor and depositor)

(302) 323-7315

(Telephone Number, including area code)

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On July 15, 2015, Discover Bank entered into an Amended and Restated Master Services Agreement, dated as of July 15, 2015, between Discover Bank, Discover Financial Services, and each of the other parties named on the signature pages thereto, a copy of which is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01	Exhibits

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits

Exhibit No.	Description

99.1	Amended and Restated Master Services Agreement, dated as of July 15, 2015, between Discover Bank, Discover Financial Services and each of the other parties named on the signature pages thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Discover Bank
(as Depositor for Discover Card Master Trust I and
Discover Card Execution Note Trust)

By:	/s/ Michael F. Rickert
Name:	Michael F. Rickert
Title:	Vice President, Chief Financial Officer
and Assistant Treasurer

Date: August 25, 2015

INDEX TO EXHIBIT

Exhibit No.	Description

99.1	Amended and Restated Master Services Agreement, dated as of July 15, 2015, between Discover Bank, Discover Financial Services and each of the other parties named on the signature pages thereto.